Exhibit 99.1

2012 NuStar Bank Meeting November 7, 2012 2013 UBS MLP One-on-One Conference January 15th & 16th 2013

Statements contained in this presentation that state management’s expectations or predictions of the future are forward-looking statements as defined by federal securities law. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this presentation. These forward-looking statements can generally be identified by the words "anticipates," "believes," "expects," "plans," "intends," "estimates," "forecasts," "budgets," "projects," "could," "should," "may" and similar expressions. These statements reflect our current views with regard to future events and are subject to various risks, uncertainties and assumptions. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s respective annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on NuStar’s websites at www.nustarenergy.com and www.nustargpholdings.com. We use non-generally accepted accounting principles (“non-GAAP”) financial measures in this presentation, and our reconciliations of non-GAAP financial measures to our GAAP financial statements are located in the appendix to this presentation. These non-GAAP measures should not be considered an alternative to GAAP financial measures. Forward Looking Statements 2

NuStar Overview 3

NuStar Energy L.P. (NYSE: NS) is a publicly traded partnership with a market capitalization of approximately $3.6 billion and an enterprise value of approximately $5.5 billion NuStar GP Holdings, LLC (NYSE: NSH) holds the 2% general partner interest, incentive distribution rights and 13.0% of the common units in NuStar Energy L.P. NSH has a market capitalization of around $1.3 billion Two Publicly Traded Companies NS NSH IPO Date 4/16/2001 7/19/2006 Unit Price (01/08/13) $46.21 $30.03 Annualized Distribution/Unit $4.38 $2.18 Yield (01/08/13) 9.48% 7.26% Market Capitalization $3,599 million $1,279 million Enterprise Value $5,528 million $1,297 million Credit Ratings – Moody’s Ba1/Stable n/a S&P BB+/Stable n/a Fitch BB/Stable n/a 81.3% Membership Interest 85.0% L.P. Interest Public Unitholders 34.6 million NSH Units Public Unitholders 67.5 million NS Units 18.7% Membership Interest 2.0% G.P. Interest 13.0% L.P. Interest Incentive Distribution Rights William E. Greehey 7.9 million NSH Units NYSE: NSH NYSE: NS 4

Large and Diverse Geographic Footprint with Assets in Key Locations Asset Stats: Operations in the U.S., Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, the United Kingdom and Turkey. Own 87 terminal and storage facilities Approximately 95 million barrels of storage capacity 8,573 miles of crude oil and refined product pipelines 50% working interest in two asphalt refineries with a combined throughput capacity of 104,000 barrels per day 5

Percentage of Full Year 2011 Segment Operating Income Approximately 80% of NuStar Energy’s 2011 segment operating income came from fee-based transportation and storage segments With the sale of 50% of asphalt operations and the San Antonio refinery a larger % of future segment operating income should come from fee-based transportation and storage segments Storage: 46% Transportation: 34% Refined Product Terminals Crude Oil Storage Refined Product Pipelines* Crude Oil Pipelines Asphalt & Fuels Marketing: 20% Asphalt Operations No longer part of segment effective 9/28/12 Fuels Marketing Operations Product Supply, Crude Oil Trading, Bunkering and Fuel Oil Marketing San Antonio Refinery (Sold 1/02/13) Diversified Operations from Three Business Segments * Includes primarily distillates, gasoline, propane, jet fuel, ammonia and other light products. Does not include natural gas. 6 46% 34% 20%

Distributions for both NS and NSH have grown every year since IPO’s NS Distribution ($ per Unit) NSH Distribution ($ per Unit) ~6.2% CAGR ~9.1% CAGR * Annualized Distribution * * 7 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 $2.40 $2.75 $2.95 $3.20 $3.37 $3.60 $3.84 $4.09 $4.25 $4.28 $4.36 2006 2007 2008 2009 2010 2011 $1.28 $1.38 $1.58 $1.73 $1.87 $1.98

Sale of 50% of our Asphalt operations on September 28, 2012 Sale of San Antonio refinery on January 1, 2013 Internal growth projects and asset acquisitions in Eagle Ford Continued development of our strategically located storage terminals Primarily St. James and St. Eustatius 8 Key Growth Areas and Focus as NuStar Completed 2012 and Moves into 2013 8

Asphalt & Fuels Marketing Segment 9

Asphalt & Fuels Marketing Segment Volatility Should be Reduced due to Less Refining Exposure Effective September 28, 2012, as a result of setting up Asphalt JV, Asphalt operations results deconsolidated from NuStar’s results Transaction provided NuStar with around $400 million in cash proceeds that were used to delever After January 1, 2013 sale of the San Antonio refinery only Fuels Marketing operations will remain in segment Fuels Marketing operations are expected to generate meaningful EBITDA in 2013 and 2014 10

Storage Segment 11

Outlook 2012 segment EBITDA expected to be higher than 2011 Storage expansion project completed in 3rd quarter of 2011 and a rail car offloading facility project completed in April 2012, both at our St. James, LA terminal facility, should benefit results 2013 segment EBITDA expected to be higher than 2012 Benefits from storage expansions to be completed in early 2013 at St. Eustatius and St. James, LA terminal facility projected to be partially offset by reduced profit sharing proceeds from one of our terminal facilities 1 – Please see slide 30 for a reconciliation of Storage Segment EBITDA to its most directly comparable GAAP measure, Operating Income Storage Segment EBITDA ($ in Millions)1 Storage Contract Renewals (% as 10/15/2012) Expect EBITDA to Continue to Grow in Storage Segment but at a Slower Rate than in Past 12 1 – Please see slide 36 for a reconciliation of Storage Segment EBITDA to its most directly comparable GAAP measure, Operating Income 2006 2007 2008 2009 2010 2011 $162 $177 $208 $242 $256 $281 < 1 Year 1 to 3 Years 3 to 5 Years > 5 Years 33% 35% 19% 13%

 Constructing one million barrels of new storage for distillate service Customer is a large national oil company Projected cost around $60 million Expected in-service 1st quarter 2013 Continue to evaluate another major expansion project at St. Eustatius Could be a 2 to 4 million barrel expansion Majority of spending would occur in 2014 and 2015 St. Eustatius Terminal 13 Close to Completing Construction of New Distillate Tanks at our St. Eustatius Terminal

Storage Expansion Continues at our St. James, Louisiana Terminal Currently have 8 million barrels of storage capacity at St. James 1.4 million barrels of additional storage should be completed by the 1st quarter of 2014 700,000 barrels projected to be completed in January 2013 Additional 700,000 barrels projected to be completed in 1st quarter of 2014 Project costs estimated at about $45 million In discussions with major oil companies about additional expansion opportunities St. James Terminal 14

Possible commitments from third parties would support the construction of 2nd unit train unloading facility at our St. James Terminal that is similar to our current rail facility Project may also include a Marine Vapor Destruction Unit that allows for loading crude on ships at the terminal Estimated project costs around $55 million Could be in-service by the end of 3rd quarter 2013 15 St. James Unit Train Potential 2nd St. James Unit Train Project

Transportation Segment 16

Transportation Segment EBITDA ($ in Millions)1 Pipeline Receipts by Commodity Growth in Eagle Ford Shale should lead to future growth in Transportation Segment EBITDA Gasoline 29% Other* 13% *Other includes ammonia, jet fuel, propane, naphtha and light end refined products Crude Oil 40% Distillate 18% Outlook 2012 segment EBITDA expected to be higher than 2011 2012 results should benefit from a total of four Eagle Ford shale crude pipeline internal growth projects brought on-line during 2011 and the last half of 2012 2013 segment EBITDA expected to be higher than 2012 Eagle Ford pipeline expansion projects completed in last half of 2012 and benefits from TexStar acquisition should contribute to the higher earnings. 17 1 – Please see slide 37 for a reconciliation of Transportation Segment EBITDA to its most directly comparable GAAP measure, Operating Income 2006 2007 2008 2009 2010 2011 $170 $176 $186 $190 $199 $197

NuStar was the first mover of Eagle Ford Shale crude oil by pipeline Projects completed include three pipeline reversals/connections and the Valero pipeline construction project Total capital spent to date around $150 million 1 – Please see slide 30 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income 18 NuStar Has Now Completed Four Internal Growth Projects in the Eagle Ford Shale 18

THREE RIVERS REFINERY CORPUS CHRISTI PETTUS NORTH BEACH Valero West Plant 8” 8” 16” 16” OAKVILLE Koch Mayo Sta. 10” Pettus South Pipeline Reactivation Project for Koch Pipeline TexStar Midstream Pipeline New 12” Pipeline Constructed for Valero Existing NuStar Pipeline Reversals NuStar’s Oakville Terminal Four Projects Completed in the Eagle Ford Shale to Date primarily move Crude to Corpus Christi 19 12”

NuStar will construct a 100,000 barrel terminal facility, truck offloading facilities and a pipeline connection to NuStar’s existing 12” Pettus line 12” Pettus line will connect to NuStar’s Three Rivers to Corpus 16” line giving ConocoPhillips the ability to move Eagle Ford production to Corpus Christi Capacity of 12” Pettus line 100 MBPD Agreement provides ConocoPhillips with 30 to 60 MBPD of shipping capacity Projected completion in the 4th quarter of 2013 Dock expansion at Corpus Christi North Beach Terminal will give ConocoPhillips and other customers more options to move Eagle Ford crude Projected completion in the 1st quarter of 2014 Total NuStar spending should be $100 to $120 million 10-year take or pay agreement supports this project Small benefit in 2013 but majority in 2014 and thereafter In Mid-November Signed an Agreement with ConocoPhillips to Further Expand Capacity in Eagle Ford Shale 20

NuStar Pipeline Systems to be Utilized by ConocoPhillips New NuStar Pipeline NuStar Three Rivers to Corpus Pipeline NuStar’s Oakville Terminal NORTH BEACH OAKVILLE 16” line PETTUS Underutilized Existing NuStar Pipeline NuStar Pipeline 21 PAWNEE New NuStar Terminal 12” line

Niobrara Falls Project Update 22 Initial Open Season Oct. 15, 2012 through Nov. 15, 2012 Season extended to Feb. 15th, 2013 Majority of current interest centers around Permian Basin and Granite Wash crudes Minimal capital cost associated with reversing 14” line to meet demand Interest from Niobrara Shale play could increase as additional production comes on-line in future years Project not included in 2013 & 2014 guidance 10” 10” 14”

TexStar Acquisition Update 23

TexStar Asset Acquisition allows NuStar to become one of the Largest Players in the Eagle Ford Shale 24 Further integrates NuStar with producers and marketers of Eagle Ford Shale crude oil Provides NuStar with access to dedicated production acreage Gives NuStar access to dedicated Y-Grade production in the Pettus, TX area Production will be shipped on and fractionated by assets purchased from TexStar Production will also be shipped on NuStar’s Corpus to Houston 12” pipeline Provides Eagle Ford Shale crude oil producers and gas processing plants the ability to move production to Corpus Christi and Mont Belvieu markets Crude oil producers also have access to NuStar’s Corpus Christi storage and dock space that can be utilized for shipments to other markets NuStar takes on no commodity or margin risk as a result of this transaction

New Eagle Ford Shale Crude Oil System after TexStar Transaction 25

New Eagle Ford Shale NGL System after TexStar Transaction 26

Transaction should Close in Two Separate Transactions 27 Closing for Crude Oil pipeline, gathering and storage assets closed in December, 2012 Purchase Price around $325 million 5-year take or pay contracts with various producers and marketers support around 90% of these throughputs Closing for NGL assets, which include a Y-Grade pipeline and two dismantled fractionators with a combined capacity of 57MBPD, expected to occur in 1st quarter 2013 Purchase Price around $100 million Will not close without executed take or pay agreements for transportation and fractionation services

Plan to finance $325 to $425 million acquisition price via borrowings under our revolver and junior subordinated notes Expect to receive 100% equity credit under our bank facility and partial equity credit from rating agencies for subordinated notes Evaluating alternatives for financing the majority of the capital spending associated with the acquisition, but no current plans to issue common equity for financing 28 Financing Plan for TexStar Acquisition

NuStar’s Eagle Ford Shale Pipeline System by the end of 2014 29

Financial Overview 30

NuStar expects to report a loss of ($0.15) to ($0.25) per unit applicable to limited partners in the 4th quarter of 2012 Loss caused primarily as a result of approximately $40 million of expenses not included in previous 4th quarter guidance that are expected to be recorded during the quarter $20 million relates to losses on refined product hedges that were unwound as a result of the San Antonio refinery sale $10 million relates to the write-off of capital project costs as a result of some internal growth capital projects being cancelled Remaining $10 million relates primarily to employee benefit expenses associated with the Asphalt Joint Venture and lease buyout expenses for our previous Corporate Office location Excluding these expense items adjusted earnings per unit applicable to limited partners is expected to be $0.25 to $0.35 per unit 31 Fourth Quarter 2012 Earnings Estimates 31 1 – Please see slide 38 for a reconciliation of adjusted earnings per unit applicable to limited partners to its most directly comparable GAAP measure, earnings per unit applicable to limited partners 1

 Debt structure approximately 80% fixed rate – 20% variable rate Debt Maturities as of September 30, 2012 ($ in Millions) 32 Debt Maturity Profile $0 $250 $500 $750 $1,000 2012 2013 2017 2018 2020 2022 2038-2041 $480 $350 $450 $250 $34 Misc. Note UK Term Loan GO Zone Financing Senior Public Notes Revolver $35 $365 $1 $64

Internal Growth Project Spending continues to grow2012 internal growth spending should be around $410 million (Dollars in Millions) 33 2009 2010 2011 $164 $219 $294 2009 - 2011 Internal Growth Project Spending

High quality, large and diverse asset footprint supporting energy infrastructure both in the U.S. and internationally Contracted fee-based storage and transportation assets provide stable cash flows, delivering approximately 80% of 2011 segment operating income Diverse and high quality customer base composed of large integrated oil companies, national oil companies and refiners Strong balance sheet, credit metrics and commitment to obtaining investment grade credit ratings Experienced and proven management team with substantial equity ownership and industry experience Recognized nationally for safety and environmental record as well as one of the best places to work NuStar Highlights 34

Curt Anastasio, CEO and President September 8, 2011 2011 Barclays Capital CEO Energy-Power Conference 35 Appendix

NuStar

Reconciliation of Non-GAAP Financial Information: Storage Segment

(Unaudited, Dollars in Thousands)

NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income to EBITDA for the Storage Segment:

	Year Ended December 31,					
	2006	2007	2008	2009	2010	2011
Operating income	$ 108,486	$ 114,635	$ 141,079	$ 171,245	$ 178,947	$ 193,395
Plus depreciation and amortization expense	53,121	62,317	66,706	70,888	77,071	87,737
EBITDA	**$ 161,607**	**$ 176,952**	**$ 207,785**	**$ 242,133**	**$ 256,018**	**$ 281,132**

36

Reconciliation of Non-GAAP Financial Information: Transportation Segment

(Unaudited, Dollars in Thousands)

NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income to EBITDA for the Transportation Segment:

	Year Ended December 31,					
	2006	2007	2008	2009	2010	2011
Operating income	$ 122,714	$ 126,508	$ 135,086	$ 139,869	$ 148,571	$ 145,613
Plus depreciation and amortization expense	47,145	49,946	50,749	50,528	50,617	51,175
EBITDA	**$ 169,859**	**$ 176,454**	**$ 185,835**	**$ 190,397**	**$ 199,188**	**$ 196,788**

37

Reconciliation of Non-GAAP Financial Information: Fourth Quarter 2012 Earnings Estimates 38 (Unaudited) The following is a reconciliation of projected earnings (loss) per unit applicable to limited partners to projected adjusted earnings per unit applicable to limited partners: Three Months Ended December 31, 2012 Projected earnings (loss) per unit applicable to limited partners range ($ 0.15 - 0.25) Plus the projected earnings per unit impact for the following: Losses on refined product hedges unwound as a result of the San Antonio refinery sale 0.25 Write-off of costs resulting from the cancellation of some internal growth capital projects 0.13 Employee benefits expenses related to the asphalt joint venture and the lease buyout expenses for our previous corporate office 0.12 Projected adjusted earnings per unit applicable to limited partners range $ 0.25 - 0.35 NuStar Energy L.P. utilizes a financial measure, adjusted earnings per unit applicable to limited partners, that is not defined in United States generally accepted accounting principles. Management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. Adjusted earnings per unit applicable to limited partners is not intended nor presented as an alternative to net income. Adjusted earnings per unit applicable to limited partners should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.